FUND PARTICIPATION AGREEMENT

        THIS AGREEMENT made as of the 1st day of March, 2005, by and between NEUBERGER BERMAN ADVISERS MANAGEMENT TRUST ("TRUST"), a Delaware business trust, NEUBERGER BERMAN MANAGEMENT INC. ("NBMI"), a New York corporation, First Great-West Life & Annuity Insurance Company, a life insurance company organized under the laws of the State of New York ("First G-WL&A"), and GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY, a life insurance company organized under the laws of the State of Colorado ("G-WL&A"), together with First G-WL&A, "LIFE COMPANY".
        WHEREAS, TRUST is registered with the Securities and Exchange Commission ("SEC") under the Investment Company Act of 1940, as amended ("40 Act") as an open-end, diversified management investment company; and

        WHEREAS, TRUST is organized as a series fund comprised of several portfolios ("Portfolios") the shares of which are registered under the Securities Act of 1933, as amended (the "33 Act"), the currently available of which are listed on Appendix A hereto; and

        WHEREAS, TRUST was organized to act as the funding vehicle for certain variable life insurance and/or variable annuity contracts ("Variable Contracts") offered by life insurance companies through separate accounts of such life insurance companies ("Participating Insurance Companies") and also offers its shares to certain qualified pension and retirement plans; and

        WHEREAS, TRUST has received an order from the SEC, dated May 5,1995 (File No. 812-9164), granting Participating Insurance Companies and their separate accounts exemptions from the provisions of Sections 9(a), 13(a), 15(a) and 15(b) of the '40 Act, and Rules 6e-2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Portfolios of the TRUST to be sold to and held by variable annuity and variable life insurance separate accounts of both affiliated and unaffiliated life insurance companies and certain qualified pension and retirement plans (the "Order"); and

        WHEREAS, LIFE COMPANY has established or will establish one or more separate accounts ("Separate Accounts"), as listed in Appendix B, as may be amended from time to time, to offer Variable Contracts and is desirous of having TRUST as one of the underlying funding vehicles for such Variable Contracts; and

        WHEREAS, LIFE COMPANY has certain unregistered Variable Contracts supported wholly or partially by the Separate Account to be made available to owners thereof, including any participants or employees of such owners as applicable ("Contract owners"); and

        WHEREAS, the Separate Account is a duly organized, validly existing segregated asset account, established by resolution of the Board of Directors of LIFE COMPANY, under the insurance laws of the State of Colorado, to set aside and invest assets attributable to the Variable Contracts; and

        WHEREAS, NBMI is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940 and as a broker-dealer under the Securities Exchange Act of 1934, as amended, and is a member in good standing of the National Association of Securities Dealers, Inc. ("NASD"); and

        WHEREAS, NBMI is the administrator and distributor of the shares of each Portfolio of TRUST; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, LIFE COMPANY intends to purchase shares of TRUST to fund the aforementioned Variable Contracts and TRUST is authorized to sell such shares to LIFE COMPANY at net asset value; and

        WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Separate Accounts also intend to purchase shares in other open-end investment companies or series thereof not affiliated with the TRUST ("unaffiliated funds") on behalf of the Separate Accounts to fund the Variable Contracts;

        WHEREAS, LIFE COMPANY intends to utilize its NSCC member broker/dealer affiliate, GWFS Equities, Inc. (formerly known as BenefitsCorp Equities, Inc.) ("GWFS") to transmit instructions for the purchase, redemption and transfer of Portfolio shares on behalf of the Separate Account, and GWFS, alone, or with the assistance of a recordkeeping affiliate, to perform certain recordkeeping functions associated with the transfer of Portfolio shares into and out of the Separate Account in order to recognize certain organizational economies; and

        NOW, THEREFORE, in consideration of their mutual promises, LIFE COMPANY, TRUST and NBMI agree as follows:

Article I. SALE OF TRUST SHARES
           --------------------

        1.1 TRUST agrees to make available to the Separate Accounts of LIFE COMPANY listed in Appendix B shares of the selected Portfolios for investment of proceeds from Variable Contracts allocated to the designated Separate Accounts, such shares to be offered as provided in TRUST's Prospectus.

        1.2 TRUST agrees to sell to LIFE COMPANY those shares of the selected Portfolios of TRUST which LIFE COMPANY orders, executing such orders on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the order for the shares of TRUST. For purposes of this Section 1.2, LIFE COMPANY shall be the designee of TRUST for receipt of such orders from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such order by 10:00 a.m. New York time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which TRUST calculates its net asset value pursuant to the rules of the SEC.

        1.3 TRUST agrees to redeem for cash, on LIFE COMPANY's request, any full or fractional shares of TRUST held by LIFE COMPANY, executing such requests on a daily basis at the net asset value next computed after receipt by TRUST or its designee of the request for redemption. For purposes of this Section 1.3, LIFE COMPANY shall be the designee of TRUST for receipt of requests for redemption from LIFE COMPANY and receipt by such designee shall constitute receipt by TRUST; provided that TRUST receives notice of such request for redemption by 10:00 a.m. New York time on the next following Business Day.

        1.4 TRUST shall furnish, on or before the ex-dividend date, notice to LIFE COMPANY of any income dividends or capital gain distributions payable on the shares of any Portfolio of TRUST. LIFE COMPANY hereby elects to receive all such income dividends and capital gain distributions as are payable on a Portfolio's shares in additional shares of the Portfolio. LIFE COMPANY reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. TRUST shall notify LIFE COMPANY of the number of shares so issued as payment of such dividends and distributions.

        1.5 TRUST shall make the net asset value per share for the selected Portfolio(s) available to LIFE COMPANY on a daily basis as soon as reasonably practicable after the net asset value per share is calculated, but shall use its best efforts to make such net asset value available by 6:00 p.m. New York time. If TRUST provides LIFE COMPANY with materially incorrect share net asset value information through no fault of LIFE COMPANY, the number of shares of the applicable sub-account of such Variable Contract owners will be adjusted and the amount of any underpayments shall be credited by the TRUST or NBMI to LIFE COMPANY for crediting of such amounts to the applicable Variable Contract owners' accounts. Upon notification by the TRUST or NBMI of any overpayment due to a material error, LIFE COMPANY shall promptly remit to the TRUST or NBMI any overpayment that has not been paid to Variable Contract owners; however, the TRUST and NBMI acknowledge that LIFE COMPANY does not intend to seek additional payments from any Variable Contract owner who, because of a pricing error, may have underpaid for units of interest credited to his/her account. Any material error in the calculation of net asset value per share, dividend or capital gain information shall be reported promptly upon discovery to LIFE COMPANY. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article IX of this Agreement. NBMI agrees to pay LIFE COMPANY a flat reimbursement of the lesser of $2,000 or the actual expenses of LIFE COMPANY of correcting a material pricing error for each material pricing error (i.e., each day an incorrect net asset value or offering price is communicated to LIFE COMPANY or is the basis on which TRUST shares are purchased or redeemed by LIFE COMPANY). LIFE COMPANY shall use its best efforts to use the least costly method to correct pricing errors. In defining materiality for purposes of this Section, TRUST and LIFE COMPANY shall apply the standard set forth in Appendix E hereto, which is consistent with applicable guidance of the staff of the Securities and Exchange Commission. The Trustees of TRUST may amend such materiality standard in good faith execution of their fiduciary duties, such amendment to be effective upon written notice to LIFE COMPANY.

        1.6 At the end of each Business Day, LIFE COMPANY shall use the information described in Section 1.5 to calculate Separate Account unit values for the day. Using these unit values, LIFE COMPANY shall process each such Business Day's Separate Account transactions based on requests and premiums received by it by the close of trading on the floor of the New York Stock Exchange (currently 4:00 p.m. New York time) to determine the net dollar amount of TRUST shares which shall be purchased or redeemed at that day's closing net asset value per share. The net purchase or redemption orders so determined shall be transmitted to TRUST by LIFE COMPANY by 10:00 a.m. New York Time on the Business Day next following LIFE COMPANY's receipt of such requests and premiums in accordance with the terms of Sections 1.2 and 1.3 hereof.

        1.7 If LIFE COMPANY's order requests the purchase of TRUST shares, LIFE COMPANY shall pay for such purchase by wiring federal funds to TRUST or its designated custodial account before the close of the federal wire transfers system on the next Business Day after the order is transmitted by LIFE COMPANY. If LIFE COMPANY's order requests a net redemption resulting in a payment of redemption proceeds to LIFE COMPANY, TRUST shall wire the redemption proceeds to LIFE COMPANY before the close of the federal wire transfers system on the next Business Day; provided, however, that for net redemptions exceeding one (1) million dollars that would require TRUST to dispose of portfolio securities or otherwise incur additional costs, proceeds shall be wired to LIFE COMPANY within seven days and TRUST shall notify the person designated in writing by LIFE COMPANY as the recipient for such notice of such delay by 3:00 p.m. New York time the same Business Day that LIFE COMPANY transmits the redemption order to TRUST. If LIFE COMPANY's order requests the application of redemption proceeds from the redemption of shares to the purchase of shares of another fund administered or distributed by NBMI, TRUST shall so apply such proceeds the same Business Day that LIFE COMPANY transmits such order to TRUST.

        1.8 Notwithstanding Section 1.7, TRUST reserves the right to suspend the right of redemption or postpone the date of payment or satisfaction upon redemption consistent with Section 22(e) of the '40 Act and any rules thereunder.

        1.9 TRUST agrees that all shares of the Portfolios of TRUST will be sold only to Participating Insurance Companies which have agreed to participate in TRUST to fund their Separate Accounts and/or to certain qualified pension and other retirement plans, all in accordance with the requirements of Section 817(h) of the Internal Revenue Code of 1986, as amended ("Code") and Treasury Regulation 1.817-5 and Articles V and VI of this Agreement. Shares of the Portfolios of TRUST will not be sold directly to the general public.

        1.10 TRUST may refuse to sell shares of any Portfolio to any person, or suspend or terminate the offering of the shares of any Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board of Trustees of TRUST, acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, deemed necessary and in the best interests of the shareholders of such Portfolios.

        1.11 Issuance and transfer of the TRUST's shares to LIFE COMPANY will be by book entry only. Stock certificates will not be issued to LIFE COMPANY or the Separate Accounts. Shares ordered from the TRUST will be recorded in an appropriate title for the Separate Accounts or the appropriate sub-account of the Separate Accounts.

        1.12 The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the TRUST's shares may be sold to other participating Insurance Companies (under agreements which contain language substantially similar to this Agreement) and the cash value of the Variable Contracts may be invested in other investment companies.

Article II.  REPRESENTATIONS AND WARRANTIES
             ------------------------------

        2.1 G-WL&A represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of Colorado and that it has legally and validly established each Separate Account as a segregated asset account under such laws, and that GWFS, the principal writer for the Variable Contracts, is registered as a broker-dealer under the Securities Exchange Act of 1934. First G-WL&A represents and warrants that it is an insurance company duly organized and in good standing under the laws of the State of New York and that it has legally and validly established each Separate Account as a segregated asset account under such laws.

        2.2 LIFE COMPANY represents and warrants that the Variable Contracts will be registered under the `33 Act unless an exemption from registration is available prior to any issuance or sale of the Variable Contracts and that the Variable Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and further that the sale of the Variable Contracts shall comply in all material respects with state insurance law suitability requirements.

        2.3 LIFE COMPANY represents and warrants that the Variable Contracts are currently and at the time of issuance will be treated as life insurance, endowment or annuity contracts under applicable provisions of the Code, that it will maintain such treatment and that it will notify TRUST immediately upon having a reasonable basis for believing that the Variable Contracts have ceased to be so treated or that they might not be so treated in the future.

        2.4 LIFE COMPANY represents and warrants that it shall deliver such prospectuses, statements of additional information, proxy statements and periodic reports of the TRUST as required to be delivered under applicable federal or state law and interpretations of federal and state securities regulators thereunder in connection with the offer, sale or acquisition of the Variable Contracts.

        2.5 TRUST represents and warrants that the Portfolio shares offered and sold pursuant to this Agreement will be registered under the '33 Act and sold in accordance with all applicable federal and state laws, and TRUST shall be registered under the '40 Act prior to and at the time of any issuance or sale of such shares. TRUST shall amend its registration statement under the '33 Act and the '40 Act from time to time as required in order to effect the continuous offering of its shares. TRUST shall register and qualify its shares for sale in accordance with the laws of the various states only if and to the extent deemed advisable by TRUST.

        2.6 TRUST represents and warrants that the TRUST will at all times sell its shares and invest its assets in such a manner as to ensure that the Variable Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the foregoing. TRUST represents and warrants that each Portfolio will comply with the diversification requirements set forth in Section 817(h) of the Code, and the rules and regulations thereunder, including without limitation Treasury Regulation 1.817-5, and will notify LIFE COMPANY immediately upon having a reasonable basis for believing any Portfolio has ceased to comply or might not so comply and will immediately take all reasonable steps to adequately diversify the Portfolio to achieve compliance within the grace period afforded by Regulation 1.817-5.

        2.7 TRUST represents and warrants that each Portfolio invested in by the Separate Account is currently qualified as a "regulated investment company" under Subchapter M of the Code, that it will make every effort to maintain such qualification and will notify LIFE COMPANY immediately upon having a reasonable basis for believing it has ceased to so qualify or might not so qualify in the future.

        2.8 TRUST, at its expense, will provide LIFE COMPANY or its designee with reports certifying compliance with the aforesaid Section 817(h) diversification and Subchapter M qualification requirements, at the times provided for and substantially in the form attached hereto as Appendix C; provided, however, that providing such reports does not relieve TRUST of its responsibility for such compliance or its liability for any non-compliance.

        2.9. TRUST represents and warrants that it is lawfully organized and validly existing under the laws of the State of Delaware and that it does and will comply in all material respects with the 1940 Act.

        2.10 NBMI represents and warrants that it is and shall remain duly registered under the Investment Advisers Act of 1940 and that it shall perform its obligations to TRUST in compliance in all material respects with applicable federal and state law.

        2.11 The TRUST represents and warrants that all of its respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of TRUST are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of TRUST in an amount not less than the minimal coverage required by Rule 17g-1 under the `40 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

        2.12 The TRUST will provide LIFE COMPANY with as much advance notice as is reasonably practicable of any material change affecting the Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Portfolio(s) and any proxy solicitation affecting the Portfolio(s)) and consult with LIFE COMPANY in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Variable Contracts. The TRUST agrees to share in expenses incurred by LIFE COMPANY as a result of actions taken by the TRUST, consistent with the allocation of expenses contained in Schedule D attached hereto and incorporated herein by reference.

        2.15 The TRUST shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. LIFE COMPANY and the TRUST will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing actually known to them that affect the Portfolio(s) (a "Law Change"), and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change, the TRUST agrees that, except in those circumstances where the TRUST has advised LIFE COMPANY that its Board of Trustees has determined that implementation of a particular Law Change is not in the best interests of all of the TRUST's shareholders, any action required by a Law Change will be taken.

Article III.  PROSPECTUS AND PROXY STATEMENTS
              -------------------------------

        3.1 TRUST shall prepare and be responsible for filing with the SEC and any state regulators requiring such filing all shareholder reports, notices, proxy materials (or similar materials such as voting instruction solicitation materials), prospectuses and statements of additional information of TRUST. TRUST shall bear the costs of registration and qualification of shares of the Portfolios, preparation and filing of the documents listed in this Section 3.1 and all taxes to which an issuer is subject on the issuance and transfer of its shares.

        3.2 TRUST, NBMI AND LIFE COMPANY shall allocate costs and expenses under this Agreement in accordance with the Expense Schedule set forth in Appendix D. LIFE COMPANY will submit any bills for printing, duplicating and/or mailing costs, relating to TRUST documents with respect to which TRUST or NBMI is responsible for under Appendix D to TRUST for reimbursement. LIFE COMPANY shall monitor such costs and shall use its best efforts to control these costs. LIFE COMPANY will provide TRUST on a semi-annual basis, or more frequently as reasonably requested by TRUST, with a current tabulation of the number of existing Variable Contract owners of LIFE COMPANY whose Variable Contract values are invested in TRUST. This tabulation will be sent to TRUST in the form of a letter signed by a duly authorized officer of LIFE COMPANY attesting to the accuracy of the information contained in the letter. If requested by LIFE COMPANY, the TRUST shall provide such documentation (including a final copy of the TRUST's prospectus as set in type or in camera-ready copy) and other assistance as is reasonably necessary in order for LIFE COMPANY to print together in one document the current prospectus for the Variable Contracts issued by LIFE COMPANY and the current prospectus for the TRUST. Should LIFE COMPANY wish to print any of these documents in a format different from that provided by TRUST, LIFE COMPANY shall provide TRUST with sixty (60) days' prior written notice and LIFE COMPANY shall bear the cost associated with any format change.

        3.3 TRUST will provide, at its expense, LIFE COMPANY with the following TRUST (or individual Portfolio) documents, and any supplements thereto, with respect to prospective Variable Contract owners of LIFE COMPANY:



               (i) camera-ready copy of the current prospectus for printing by the LIFE COMPANY;

               (ii) camera-ready copy of the individual Portfolio prospectuses filed as part of TRUST's registration statement;

               (iii) a copy of the statement of additional information suitable for duplication;

               (iv) camera-ready copy of proxy material suitable for printing; and

               (v) camera-ready copy of the annual and semi-annual reports for printing by the LIFE COMPANY.

        3.4 TRUST will provide LIFE COMPANY with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to the Portfolios promptly after the filing of each such document with the SEC or other regulatory authority. LIFE COMPANY will provide TRUST with at least one complete copy of all prospectuses, statements of additional information, annual and semi-annual reports, proxy statements, exemptive applications and all amendments or supplements to any of the above that relate to a Separate Account promptly after the filing of each such document with the SEC or other regulatory authority.

        3.5 It is understood and agreed that, except with respect to information regarding LIFE COMPANY provided in writing by that party, LIFE COMPANY is not responsible for the content of the prospectus or SAI for the Portfolio(s). It is also understood and agreed that, except with respect to information regarding the TRUST or the Portfolio(s) provided in writing by the TRUST or NBMI, neither the TRUST nor NBMI is responsible for the content of the prospectus or SAI for the Variable Contracts.

        3.6 The TRUST will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the TRUST will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the TRUST currently intends, comply with Section 16(c) of the 1940 Act with respect to shareholder meetings to consider the removal of a trustee (although the TRUST is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the TRUST will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of trustees and with whatever rules the Commission may promulgate with respect thereto.

Article IV.  SALES MATERIALS
             ---------------

        4.1 LIFE COMPANY will furnish, or will cause to be furnished, to TRUST and NBMI, each piece of sales literature or other promotional material in which TRUST or NBMI is named, at least ten (10) Business Days prior to its intended use. No such material will be used if TRUST or NBMI objects to its use in writing within five (5) Business Days after receipt of such material.

        4.2 TRUST and NBMI will furnish, or will cause to be furnished, to LIFE COMPANY, each piece of sales literature or other promotional material in which LIFE COMPANY or its Separate Accounts are named, at least ten (10) Business Days prior to its intended use. No such material will be used if LIFE COMPANY objects to its use in writing within five (5) Business Days after receipt of such material.

        4.3 TRUST and its affiliates and agents shall not give any information or make any representations on behalf of LIFE COMPANY or concerning LIFE COMPANY, the Separate Accounts, or the Variable Contracts issued by LIFE COMPANY, other than the information or representations contained in a registration statement or prospectus for such Variable Contracts, as such registration statement and prospectus may be amended or supplemented from time to time, or in reports of the Separate Accounts or reports prepared for distribution to owners of such Variable Contracts, or in sales literature or other promotional material approved by LIFE COMPANY or its designee, except with the written permission of LIFE COMPANY.

        4.4 LIFE COMPANY and its affiliates and agents shall not give any information or make any representations on behalf of TRUST or concerning TRUST other than the information or representations contained in a registration statement or prospectus for TRUST, as such registration statement and prospectus may be amended or supplemented from time to time, or in sales literature or other promotional material approved by TRUST or its designee, except with the written permission of TRUST.

        4.5 For purposes of this Agreement, the phrase "sales literature or other promotional material" or words of similar import include, without limitation, advertisements (such as material published, or designed for use, in a newspaper, magazine or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures or other public media), sales literature (such as any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, or reprints or excerpts of any other advertisement, sales literature or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, registration statements, prospectuses, statements of additional information, shareholder reports and proxy materials, and any other material constituting sales literature or advertising under National Association of Securities Dealers, Inc. rules, the '40 Act or the '33 Act.




Article V. POTENTIAL CONFLICTS
           -------------------

        5.1 The Board of Trustees of TRUST (the "Board") will monitor TRUST for the existence of any material irreconcilable conflict between the interests of the Variable Contract owners of Participating Insurance Company Separate Accounts investing in the TRUST. A material irreconcilable conflict may arise for a variety of reasons, including: (a) state insurance regulatory authority action; (b) a change in applicable federal or state insurance, tax or securities laws or regulations or a public ruling, private letter ruling or any similar action by insurance, tax or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of the TRUST are being managed; (e) a difference in voting instructions given by variable annuity and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard voting instructions of Variable Contract owners.

        5.2 LIFE COMPANY will report any potential or existing conflicts to the Boards. LIFE COMPANY will be responsible for assisting each appropriate Board in carrying out its responsibilities under the Conditions set forth under the Order and in the notice issued by the SEC for the Funds on April 12, 1995 (the "Notice") (Investment Company Act Release No. 21003), which LIFE COMPANY has reviewed, by providing each appropriate Board with all information reasonably necessary for it to consider any issues raised. This responsibility includes, but is not limited to, an obligation by LIFE COMPANY to inform each appropriate Board whenever Variable Contract owner voting instructions are disregarded by LIFE COMPANY. These responsibilities will be carried out by the LIFE COMPANY with a view only to the interests of the Variable Contract owners.

        5.3 If a majority of the Board of TRUST or a majority of its disinterested trustees or directors, determines that a material irreconcilable conflict exists, affecting the LIFE COMPANY, LIFE COMPANY, at its expense and to the extent reasonably practicable (as determined by a majority of disinterested trustees or directors), will take any steps necessary to remedy or eliminate the irreconcilable material conflict, including: (a) withdrawing the assets allocable to some or all of the Separate Accounts from the TRUST or any series thereof and reinvesting those assets in a different investment medium, which may include another series of TRUST or another investment company or submitting the question as to whether such segregation should be implemented to a vote of all affected Variable Contract owners and, as appropriate, segregating the assets of any appropriate group (i.e., Variable Contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation or offering to the affected Variable Contract owners the option of making such a change; and (b) establishing a new registered management investment company or managed separate account. If a material irreconcilable conflict arises because of LIFE COMPANY's decision to disregard Variable Contract owner voting instructions, and that decision represents a minority position or would preclude a majority vote, LIFE COMPANY may be required, at the election of TRUST, to withdraw its Separate Account's investment in TRUST and no charge or penalty will be imposed as a result of such withdrawal. The responsibility to take such remedial action shall be carried out with a view only to the interests of the Variable Contract owners.

        For the purposes of this Section 5.3, a majority of the disinterested members of the applicable Board shall determine whether or not any proposed action adequately remedies any material irreconcilable conflict, but in no event will TRUST or NBMI (or any other investment adviser of TRUST) be required to establish a new funding medium for any Variable Contract. Further, LIFE COMPANY shall not be required by this Section 5.3 to establish a new funding medium for any Variable Contract if any offer to do so has been declined by a vote of a majority of Variable Contract owners materially affected by the material irreconcilable conflict.

        5.4 Any Board's determination of the existence of an material irreconcilable conflict and its implications shall be made known promptly and in writing to LIFE COMPANY.

        5.5 No less than annually, LIFE COMPANY shall submit to the Boards such reports, materials or data as such Boards may reasonably request so that the Boards may fully carry out the obligations imposed upon them by these Conditions. Such reports, materials, and data shall be submitted more frequently if deemed appropriate by the applicable Boards.

Article VI.  VOTING
             ------

        6.1 LIFE COMPANY will provide pass-through voting privileges to all Variable Contract owners so long as the SEC continues to interpret the '40 Act as requiring pass-through voting privileges for Variable Contract owners. Accordingly, LIFE COMPANY, where applicable, will vote shares of a Portfolio held in its Separate Accounts in a manner consistent with voting instructions timely received from its Variable Contract owners. LIFE COMPANY will be responsible for assuring that each of its Separate Accounts that participates in any Fund calculates voting privileges in a manner consistent with other participants as defined in the Conditions set forth in the Notice ("Participants"). The obligation to calculate voting privileges in a manner consistent with all other Separate Accounts investing in a Fund will be a contractual obligation of all Participants under the agreements governing participation in the Funds. Each Participant will vote shares for which it has not received timely voting instructions, as well as shares it owns, in the same proportion as it votes those shares for which it has received voting instructions. LIFE COMPANY reserves the right to vote TRUST shares held in any segregated asset account in its own right, to the extent permitted by law.

        6.2 If and to the extent Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the '40 Act or the rules thereunder with respect to mixed and shared funding on terms and conditions materially different from any exemptions granted in the Order, then TRUST and/or the Participants, as appropriate, shall take such steps as may be necessary to comply with Rule 6e-2 and Rule 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such Rules are applicable, and Sections of this Agreement regarding voting, potential conflicts and compliance with the Order shall continue in effect only to the extent that terms and conditions substantially identical to those Sections are contained in such Rule(s) as so amended or adopted.

Article VII.  INDEMNIFICATION

        7.1 Indemnification by LIFE COMPANY. LIFE COMPANY jointly and severally, that is, G-WL&A and First G-WL&A will separately and not jointlyindemnify and hold harmless TRUST, NBMI and each of their Trustees, directors, officers, employees and agents and each person, if any, who controls TRUST or NBMI within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for purposes of Sections 7.1, 7.2 and 7.3) against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of LIFE COMPANY, which consent shall not be unreasonably withheld) or litigation (including legal and other expenses), to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

               (a) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement, prospectus, statement of additional information, sales literature or other promotional material for the Variable Contracts or contained in the Variable Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY by or on behalf of TRUST for use in the registration statement or prospectus for the Variable Contracts or in the Variable Contracts or sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

               (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature of TRUST not supplied by LIFE COMPANY, or persons under its control) or wrongful conduct of LIFE COMPANY or persons under its control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

               (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information or sales literature or other promotional material of TRUST or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to TRUST by or on behalf of LIFE COMPANY; or

               (d) arise as a result of any failure by LIFE COMPANY to substantially provide the services and furnish the materials under the terms of this Agreement; or

               (e) arise out of or result from any material breach of any representation and/or warranty made by LIFE COMPANY in this Agreement or arise out of or result from any other material breach of this Agreement by LIFE COMPANY.

        As limited by and in accordance with the provisions of Sections 7.2 and
7.3 hereof.

        7.2 LIFE COMPANY shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation incurred or assessed against an Indemnified Party as such may arise from such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to TRUST, whichever is applicable.

        7.3 LIFE COMPANY shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified LIFE COMPANY in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify LIFE COMPANY of any such claim shall not relieve LIFE COMPANY from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision except to the extent that LIFE COMPANY has been prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, LIFE COMPANY shall be entitled to participate at its own expense in the defense of such action. LIFE COMPANY also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from LIFE COMPANY to such party of LIFE COMPANY's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and LIFE COMPANY will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

        7.4 Indemnification by NBMI. NBMI agrees to indemnify and hold harmless LIFE COMPANY and each of its directors, officers, employees, and agents and each person, if any, who controls LIFE COMPANY within the meaning of Section 15 of the '33 Act (collectively, the "Indemnified Parties" for the purposes of Sections 7.4, 7.5, and 7.6), against any and all losses, claims, damages, liabilities (including amounts paid in settlement with the written consent of NBMI which consent shall not be unreasonably withheld) or litigation (including legal and other expenses) to which the Indemnified Parties may become subject under any statute, or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the offer, sale or acquisition of TRUST's shares or the Variable Contracts and:

               (a) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement, prospectus, statement of additional information, sales literature or other promotional material of TRUST (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to NBMI or TRUST by or on behalf of LIFE COMPANY for use in the registration statement, prospectus, or statement of additional information for TRUST or in sales literature (or any amendment or supplement) or otherwise for use in connection with the sale of the Variable Contracts or TRUST shares; or

               (b) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, statement of additional information or sales literature for the Variable Contracts not supplied by NBMI or persons under its control) or wrongful conduct of TRUST or NBMI or persons under their control, with respect to the sale or distribution of the Variable Contracts or TRUST shares; or

               (c) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, statement of additional information, sales literature or other promotional material covering the Variable Contracts, or any amendment thereof or supplement thereto or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished to LIFE COMPANY for inclusion therein by or on behalf of TRUST; or

               (d) arise as a result of (i) a failure by NBMI or TRUST to substantially provide the services and furnish the materials under the terms of this Agreement; or (ii) a failure by a Portfolio(s) invested in the Separate Account to comply with the diversification requirements of Section 817(h) of the Code; or (iii) a failure by a Portfolio(s) invested in by the Separate Account to qualify as a "regulated investment company" under Subchapter M of the Code; or

               (e) arise out of or result from any material breach of any representation and/or warranty made by NBMI in this Agreement or arise out of or result from any other material breach of this Agreement by NBMI.

               (f) arise out of or result from the incorrect or untimely calculation or reporting by the TRUST, MANAGER TRUST or NBMI of the daily net asset value per share or dividend or capital gain distribution rate due to negligent conduct of TRUST or NBMI.

        Without limiting the effect of the foregoing, NBMI will pay all costs associated with or arising out of any failure or any anticipated or reasonably foreseeable failure of the TRUST or any Portfolio to comply with Sections 1.9,
2.7 and 2.8 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act). Such costs are to include but are not limited to, reasonable fees and expenses of legal counsel and other advisors to LIFE COMPANY and any federal income taxes or tax penalties and interest thereon (or "toll charges" or exactments or amounts paid in settlement) incurred by LIFE COMPANY with respect to itself or owners of its Variable Contracts in connection with any such failure or anticipated or reasonably foreseeable failure.

        7.5 NBMI shall not be liable under this indemnification provision with respect to any losses, claims, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or gross negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations and duties under this Agreement or to LIFE COMPANY.

        7.6 NBMI shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified NBMI in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify NBMI of any such claim shall not relieve NBMI from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision except to the extent that NBMI has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, NBMI shall be entitled to participate at its own expense in the defense thereof. NBMI also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from NBMI to such party of NBMI's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and NBMI will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

Article VIII.  TERM; TERMINATION
               -----------------

        8.1 This Agreement shall be effective as of the date hereof and shall continue in force until terminated in accordance with the provisions herein.

        8.2 This Agreement shall terminate in accordance with the following provisions:

               (a) At the option of LIFE COMPANY, TRUST or NBMI at any time from the date hereof upon 180 days' notice, unless a shorter time is agreed to by the parties;

               (b) At the option of LIFE COMPANY, if TRUST shares are not reasonably available to meet the requirements of the Variable Contracts as determined by LIFE COMPANY. Prompt notice of election to terminate shall be furnished by LIFE COMPANY, said termination to be effective ten days after receipt of notice unless TRUST or makes available a sufficient number of shares to reasonably meet the requirements of the Variable Contracts within said ten-day period;

               (c) At the option of LIFE COMPANY, upon the institution of formal proceedings against TRUST or NBMI by the SEC or the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in LIFE COMPANY's reasonable judgment, materially impair TRUST's ability to meet and perform TRUST's obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by LIFE COMPANY with said termination to be effective upon receipt of notice;

               (d) At the option of TRUST or NBMI, upon the institution of formal proceedings against LIFE COMPANY by the SEC, the NASD, or any other regulatory body, the expected or anticipated ruling, judgment or outcome of which would, in TRUST's reasonable judgment, materially impair LIFE COMPANY's ability to meet and perform its obligations and duties hereunder. Prompt notice of election to terminate shall be furnished by TRUST with said termination to be effective upon receipt of notice;

               (e) At the option of LIFE COMPANY in the event TRUST's shares are not registered, issued or sold in accordance with applicable state or federal law, or such law precludes the use of such shares as the underlying investment medium of Variable Contracts issued or to be issued by LIFE COMPANY. Termination shall be effective upon such occurrence without notice;

               (f) At the option of TRUST or NBMI if the Variable Contracts cease to qualify as annuity contracts or life insurance contracts, as applicable, under the Code, or if TRUST reasonably believes that the Variable Contracts may fail to so qualify. Termination shall be effective upon receipt of notice by LIFE COMPANY;

               (g) At the option of LIFE COMPANY, upon TRUST's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of LIFE COMPANY within ten days after written notice of such breach is delivered to TRUST;

               (h) At the option of TRUST or NBMI, upon LIFE COMPANY's breach of any material provision of this Agreement, which breach has not been cured to the satisfaction of TRUST or NBMI, as appropriate, within thirty days after written notice of such breach is delivered to LIFE COMPANY;

               (i) At the option of TRUST or NBMI, if the Variable Contracts are not registered, issued or sold in accordance with applicable federal and/or state law. Termination shall be effective immediately upon such occurrence without notice;

               (j) In the event this Agreement is assigned without the prior written consent of LIFE COMPANY, TRUST and NBMI, termination shall be effective immediately upon such occurrence without notice;

               (k) At the option of LIFE COMPANY if a Portfolio fails to satisfy the diversification requirements set forth in
                    Section 2.7 hereof and such failure is not cured within the grace period afforded by Regulation 1.817-5, or if a Portfolio fails to qualify as a "regulated investment company" pursuant to the requirements set forth in Section
                    2.8. Termination shall be effective immediately upon notice;

               (l) At the option of LIFE COMPANY if (i) LIFE COMPANY shall determine, in its sole judgment reasonably exercised in good faith, that NBMI or TRUST has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on NBMI's or TRUST's ability to perform its obligations under this Agreement, (ii) LIFE COMPANY notifies NBMI or TRUST, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the circumstances since the --- giving of such a notice, the determination of LIFE COMPANY shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination;

               (m)    At the option of TRUST or NBMI if

                    (i) TRUST or NBMI shall determine, in its sole judgment reasonably exercised in good faith, that LIFE COMPANY has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on LIFE COMPANY's ability to perform its obligations under this Agreement,
                    (ii) TRUST or NBMI, as appropriate, notifies LIFE COMPANY of that determination and its intent to terminate this Agreement, and
                    (iii) after considering the circumstances since the giving of such a notice, the determination of TRUST or NBMI, as appropriate, shall continue to apply on the sixtieth
                         (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination.

        8.3 Notwithstanding any termination of this Agreement pursuant to
Section 8.2 hereof, TRUST will continue to make available additional TRUST shares (limited to shares of the Portfolios designated in Appendix B), as provided below, at the option of LIFE COMPANY for so long as LIFE COMPANY desires pursuant to the terms and conditions of this Agreement, for all Variable Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, if LIFE COMPANY so elects for TRUST to make additional TRUST shares available, the owners of the Existing Contracts or LIFE COMPANY, whichever shall have legal authority to do so, shall be permitted to reallocate investments in TRUST, redeem investments in TRUST and/or invest in TRUST upon the payment of additional premiums under the Existing Contracts. In the event of a termination of this Agreement pursuant to Section 8.2 hereof, LIFE COMPANY, as promptly as is practicable under the circumstances, shall notify TRUST and NBMI whether LIFE COMPANY elects for TRUST to continue to make TRUST shares available after such termination. If TRUST shares continue to be made available after such termination, the provisions of this Agreement shall remain in effect. The parties agree that this Section 8.3 shall not apply to any terminations of this Agreement by the TRUST or NBMI pursuant to Sections 8.2(f),(h),(i), (j) or (m) hereof.

        8.4 Except as necessary to implement Variable Contract owner initiated transactions, or as required by state insurance laws or regulations, LIFE COMPANY shall not redeem the shares attributable to the Variable Contracts (as opposed to the shares attributable to LIFE COMPANY's assets held in the Separate Accounts), and LIFE COMPANY shall not prevent Variable Contract owners from allocating payments to a Portfolio that was otherwise available under the Variable Contracts, until thirty (30) days after the LIFE COMPANY shall have notified TRUST of its intention to do so.

        8.5 Notwithstanding any termination of this Agreement, each party's obligations under Article VII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to existing Variable Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

Article IX.  NOTICES
             -------

        Any notice hereunder shall be given by registered or certified mail return receipt requested to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other party.


                 If to TRUST or NBMI:

                 Neuberger Berman Management Inc.
                 605 Third Avenue
                 New York, NY 10158-0006
                 Attention: Margo Rappoport

                 If to LIFE COMPANY:

                 Great-West Life & Annuity Insurance Company
                 8515 East Orchard Road
                 Greenwood Village, CO  80111
                 Attention: Ron Laeyendecker, Vice President with a copy to the Legal Department, attention: Beverly Byrne

        Notice shall be deemed given on the date of receipt by the addressee as evidenced by the return receipt.

Article X. MISCELLANEOUS

        10.1 The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

        10.2 This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

        10.3 If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

        10.4 This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New York. It shall also be subject to the provisions of the federal securities laws and the rules and regulations thereunder and to any orders of the SEC granting exemptive relief therefrom and the conditions of such orders.

        10.5 The parties agree that the assets and liabilities of each Series are separate and distinct from the assets and liabilities of each other Series. No Series shall be liable or shall be charged for any debt, obligation or liability of any other Series. No Trustee, officer or agent shall be personally liable for such debt, obligation or liability of any Series or Portfolio and no Portfolio or other investor, other than the Portfolio or other investors investing in the Series which incurs a debt, obligation or liability, shall be liable therefor.





        10.6 Each party shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books, records and operating procedures in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby.

        10.7 The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

        10.8 No provision of this Agreement may be amended or modified in any manner except by a written agreement properly authorized and executed by TRUST, NBMI and the LIFE COMPANY.

        10.9 The parties hereto acknowledge that any nonpublic personal information (as defined by applicable law or regulation promulgated under Title V of the Gramm-Leach-Bliley Act of 1999 (the "Act") of Contract owners (and any participants thereof, as applicable) will be disclosed or utilized solely to carry out the terms of this Agreement or pursuant to an exception contained in any applicable law or regulation promulgated under the Act. Further, TRUST and NBMI agree to maintain and enforce procedures for the safeguarding and protection of such nonpublic personal information at least as rigorous as those required to be used by LIFE COMPANY under applicable law. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

        10.10 Neither this Agreement nor any of the rights and obligations hereunder may be assigned by any party without the prior written consent of all parties hereto.

        10.11 Neither party shall be liable for any delay or failure to perform its obligations hereunder if such delay or failure is caused by an unforeseeable event beyond the reasonable control of a party, including without limitation: act of God; fire; flood; earthquake; labor strike; sabotage; fiber cut; embargoes; power failure, e.g., rolling blackouts, electrical surges or current fluctuations; lightning; supplier's failures; act or omissions of telecommunications common carriers; material shortages or unavailability or other delay in delivery not resulting from the responsible party's failure to timely place orders therefore; lack of or delay in transportation; government codes, ordinances, laws, rules, regulations or restrictions; war or civil disorder, or act of terrorism.

        IN WITNESS WHEREOF, the parties have caused their duly authorized officers to execute this Fund Participation Agreement as of the date and year first above written.

NEUBERGER BERMAN             NEUBERGER BERMAN          GREAT-WEST LIFE & ANNUITY
ADVISERS MANAGEMENT TRUST    MANAGEMENT INC.           INSURANCE COMPANY

By: _____________________
Name:                        By: _________________     By: ________________
Title:                       Name:                     Name:
                             Title:                    Title: Vice President

                                                       FIRST GREAT-WEST LIFE &
                                                       ANNUITY INSURANCE COMPANY


                                                       By: ________________
                                                       Name:
                                                       Title: Vice President

                                   Appendix A


The currently available Portfolios of the TRUST are:

AMT Fasciano Portfolio - S Class Shares AMT Focus Portfolio - S Class Shares AMT Growth Portfolio AMT Guardian Portfolio - I Class Shares AMT Guardian Portfolio
- S Class Shares AMT International Portfolio AMT Mid-Cap Growth Portfolio - I Class Shares AMT Mid-Cap Growth Portfolio - S Class Shares AMT Partners Portfolio AMT Regency Portfolio AMT Socially Responsive Portfolio AMT Balanced Portfolio AMT Limited Maturity Bond Portfolio

                                   Appendix B

SEPARATE ACCOUNTS UTILIZING THE FUNDS

CONTRACTS                                           FORM NUMBERS

Great-West Life & Annuity Insurance Company

Variable Annuity Contract Signature                 GROUP:  J444MMF and J444SA
                                                    INDIVIDUAL:  J444INDMMF and
                                                    J444INDSA

Variable Annuity Contract Select                    INDIVIDUAL:  J434

First Great-West Life & Annuity Insurance Company

Variable Annuity Contract Select                    J464NY1

                                   Appendix C

                         Report Pursuant to Section 2.9

With regard to the reports relating to the quarterly testing of compliance with the requirements of Section 817(h) and Subchapter M under the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, TRUST shall provide within twenty (20) Business Days of the close of the calendar quarter a report to LIFE COMPANY on Form C attached hereto, regarding the status under such sections of the Code of the Portfolios identified in Appendix B (provided that no such reports need be supplied with respect to a Portfolio that had not commenced investment operations during the relevant quarter), and if necessary, identification of any remedial action to be taken to remedy non-compliance.

With regard to the reports relating to the year-end testing of compliance with the requirements of Subchapter M of the Code, referred to hereinafter as "RIC status," TRUST will provide the reports on the following basis: (i) the last quarter's quarterly reports can be supplied within the 20-day period, and (ii) a year-end report will be provided 45 days after the end of the calendar year. However, if a problem with regard to RIC status, as defined below, is identified in the third quarter report, on a weekly basis, starting the first week of December, additional interim reports will be provided specially addressing the problems identified in the third quarter report. If any interim report memorializes the cure of the problem, subsequent interim reports will not be required.

A problem with regard to RIC status is defined as any violation of the following standards, as referenced to the applicable sections of the Code:
        (a) Less than ninety percent of gross income is derived from sources of income specified in Section 851(b)(2);

        (b) At least fifty percent of the value of total assets consists of assets specified in Section 851(b)(3)(A); and

        (c) No more than twenty-five percent of the value of total assets is invested in the securities of one issuer, as that requirement is set forth in Section 851(b)(3)(B).

                                     FORM C

                            CERTIFICATE OF COMPLIANCE

For the quarter ended:
                       ---------------------------

        I, , a duly authorized officer, director or agent of Neuberger Berman Advisers Management Trust hereby swear and affirm that the Portfolio is in compliance with all requirements of Section 817(h) and Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code") and the regulations thereunder, as required in the Fund Participation Agreement among Great-West Life & Annuity Insurance Company, Neuberger Berman Advisers Management Trust and Neuberger Berman Management Inc. other than the exceptions discussed below:

Exceptions                                         Remedial Action
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------
------------------------------   --------------------------------------------


                      If no exception to report, please indicate "None."

                               Signed this      day of        ,        .
                                           ----        -------  -------


(Signature)

                                        By:
                                        Name:
---------------------------------------
                                        Title:

                                   Appendix D


EXPENSE SCHEDULE

The TRUST and LIFE COMPANY will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the TRUST 's share of the total costs determined according to the number of pages of the TRUST 's respective portions of the documents.

------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party Responsible      Party
                                                 for Coordination       Responsible   for
                                                                        Expense
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Trust Prospectus          Printing  of combined  Life Company           Trust   or  NBMI,
                          prospectuses                                  as applicable
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Trust  shall   supply  Life Company           Trust   or  NBMI,
                          Life   Company   with                         as applicable
                          such  numbers  of the
                          prospectuses  of  the
                          Portfolios
                          designated         in
                          Appendix  B  as  Life
                          Company         shall
                          reasonably    request
                          for  distribution  to
                          Inforce       Clients
                          provided         such
                          prospectuses      are
                          included    in    the
                          Trust's     currently
                          effective
                          registration
                          statement
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution  to  New  Life Company           Life Company
                          and Inforce Clients
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution       to  Life Company           Life Company
                          Prospective Clients
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Product Prospectus        Printing  for Inforce  Life Company           Life Company
                          Clients
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Printing          for  Life Company           Life Company
                          Prospective Clients
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution  to  New  Life Company           Life Company
                          and Inforce Clients
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          Distribution       to  Life Company           Life Company
                          Prospective Clients
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party     Responsible  Party
                                                 for Coordination       Responsible   for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------

------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Trust Prospectus  Update  If Required by Trust   Trust  or  NBMI,   as  Trust   or  NBMI,
& Distribution                                   applicable             as applicable
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
                          If  Required  by Life  Life Company           Life Company
                          Company
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Product       Prospectus  If Required by Trust   Life Company           Trust   or  NBMI,
Update & Distribution                                                   as applicable
------------------------- ---------------------- ---------------------- ------------------
                          If  Required  by Life  Life Company           Life Company
                          Company
------------------------- ---------------------- ---------------------- ------------------
Trust SAI                 Printing               Trust  or  NBMI,   as  Trust   or  NBMI,
                                                 applicable             as applicable
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           Life Company           Life Company
------------------------- ---------------------- ---------------------- ------------------
Product SAI               Printing               Life Company           Life Company
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           Life Company           Life Company
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Proxy    Material    for  Printing   if   proxy  Trust  or  NBMI,   as  Trust   or  NBMI,
Trust:                    required by Law        applicable             as applicable
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           Life Company           Trust   or  NBMI,
                          (including  labor) if                         as applicable
                          proxy required by Law
------------------------- ---------------------- ---------------------- ------------------
                          Printing            &  Life Company           Life Company
                          distribution       if
                          required    by   Life
                          Company
------------------------- ---------------------- ---------------------- ------------------
Trust      Annual      &  Printing  of combined  Life Company           Trust   or  NBMI,
Semi-Annual Report        reports                                       as applicable
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           Life Company           Life Company
------------------------- ---------------------- ---------------------- ------------------
Other  communication  to  If  Required  by  the  Life Company           Trust   or  NBMI,
New   and    Prospective  Trust                                         as applicable
clients




------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------
Item                      Function               Party     Responsible  Party
                                                 for Coordination       Responsible   for
                                                                         Expense
------------------------- ---------------------- ---------------------- ------------------
------------------------- ---------------------- ---------------------- ------------------

------------------------- ---------------------- ---------------------- ------------------
                          If  Required  by Life  Life Company           Life Company
                          Company
------------------------- ---------------------- ---------------------- ------------------
Other  communication  to  Distribution           Life Company           Trust   or  NBMI,
Inforce                   (including  labor and                         as applicable
                          printing) if required by the Trust
------------------------- ---------------------- ---------------------- ------------------
                          Distribution           Life Company           Life Company
                          (including  labor and
                          printing)if  required
                          by Life Company
------------------------- ---------------------- ---------------------- ------------------
Errors  in  Share  Price  Cost  of   error   to  Life Company           Trust   or  NBMI,
calculation  pursuant to  participants                                  as applicable
Section 1.5
------------------------- ---------------------- ---------------------- ------------------
                          Cost               of  Life Company           Trust   or  NBMI,
                          administrative   work                         as applicable
                          to   correct   error,
                          subject     to    the
                          limitations       set
                          forth in Section 1.5
------------------------- ---------------------- ---------------------- ------------------
Operations of the Trust   All   operations  and  Trust                  Trust   or  NBMI,
                          related     expenses,                         as applicable
                          including   the  cost
                          of  registration  and
                          qualification      of
                          shares,  taxes on the
                          issuance  or transfer
                          of  shares,  cost  of
                          management   of   the
                          business  affairs  of
                          the    Trust,     and
                          expenses    paid   or
                          assumed  by the Trust
                          pursuant  to any Rule
                          12b-1 plan
------------------------- ---------------------- ---------------------- ------------------
Operations     of    the  Federal  registration  Life Company           Life Company
Account                   of units of  separate
                          account (24f-2 fees)
------------------------- ---------------------- ---------------------- ------------------


                                   Appendix E


PRICING PROCEDURES--ERROR CORRECTIONS

When a Portfolio's net asset value per share ("NAV") is determined to be incorrect, the following analysis must be done separately for each day the error existed to determine whether such error is material.

1) Review the error to determine if such error represents the amount that would be necessary to change the NAV per share by more than a full penny or not.

        A) If no then no further action is necessary.

        B) If yes then go on to step 2.

2) THE CAPITAL TEST: For each day the error per share exceeded a full penny, calculate the dollar amount of impact on that day's net capital share activity. Accumulate such amount with amounts calculated for all other days impacted by this error (this process nets out amounts which increase and decrease capital). Situations causing a decrease to the Portfolio's capital would be: (a) if the Portfolio had net redemptions for the day and the errant NAV was too high or (b) if the Portfolio has net sales when the errant NAV was to high.

3) THE SHAREHOLDER TEST: Test to see if the error per share on any day was greater than 1/2 of 1% of that day's NAV (for example, for a Portfolio with a $10.00 NAV this would equal 5 cents). If so, all shareholders whose transactions were negatively impacted by more than $10.00 must be adjusted by reprocessing or reimbursing such shareholders. If not, no adjustments for the shareholder test will be required and no shareholder transactions are adjusted.

4) The amounts accumulated in steps 2 and 3 (step 3 may be zero) need to be combined to determine the cumulative effect of the error. The amounts calculated in step 3 are all reductions to the Portfolio's capital while step 2's results can net out to be a decrease or increase to the Portfolio's capital. The final net impact to the Portfolio's capital will be calculated as follows: (a) take any net decrease to capital in step 2 and add the decrease in capital from step 3 to it. This amount must be paid to the Portfolio; or (b) take any net increase to capital in step 2 and decrease it by the amount in step 3. If the result is a net increase to capital, then no reimbursement is required, but, if the result is a net decrease to capital, then the Portfolio must be reimbursed for this amount.